SECURITIES AND EXCHANGE COMMISSION


                         Washington, D. C. 20549



                                 FORM 8-K


                              CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                         Dated: January 12, 1998



                             KIT KARSON CORPORATION
          (Exact Name of registrant as specified in its charter)


      Washington                      0-10301                   91-1067265
(State or other jurisdiction  (Commission File No.)          (IRS Employer
 of incorporation)                                               I.D. No.)


4201 East Interstate 20, Willow Park, Texas                   76087
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code    817 341 1477


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Item 1. Changes in Control of Registrant.

On October 8, 1997 an agreement was made to revive the Company by issuing 14,150,000 shares of stock to Harold (Hayseed) Stephens for certain oil and gas properties located in Parker County, Texas. On December 22, 1997, Mr. Stephens became President of the Company and the oil and gas interests were approved to be assigned to the Company for 14,150,000 shares to be issued to Hayseed Stephens Oil Inc., of which Hayseed Stephens is President and owner.

Arthur Sykes, Jr. and his group sold to Hayseed Stephens 14,079,752 shares that were already issued and outstanding.

Hayseed Stephens and his company, Hayseed Stephens Oil Inc., now own 28,229,752 shares out of 49,959,356 outstanding shares representing 56.5% of the Company.

Item 2.  Acquisition or Disposition of Assets.

Disposition of Assets:

The Company only has four assets remaining as of December 31, 1996. Three of these assets are investments in stocks of which only one, Black Giant Oil Company, is still in existence and currently is listed on the Electronic Bulletin Board. The Company owns 87,400 shares of Black Giant Oil Company and on December 22, 1997 (date of change of control) had a market value of $2,622. The other two securities are considered to be worthless.

In addition to the marketable securities held by the Company, the Company also owns a 4.6125% working interest in a gas well in Beaver County, Oklahoma. This well, known as the Benjegerdes #1, is operated by Redstone Oil & Gas Company of Dallas, Texas. Revenues from this working interest for 1995 were $1,418 less operating expenses of $574 for a net income of $844 before taxes. In 1996 the revenues were $1,696 with operating expenses of $600, leaving a net income of $1,096 before taxes.

Change of control of the Company from Art Sykes to Hayseed Stephens was on December 22, 1997. At the time of change of control it was mutually agreed between these two parties that Art Sykes would receive the above mentioned assets as compensation for taking care of the Company during the dormant years.

Acquisition of Assets:

Hayseed Stephens agreed on December 22, 1997 to vend in an oil and gas asset for 14,150,000 shares of stock. The following is a description of the oil and gas asset (Greenwood Gas Field) located in Parker County, Texas.

The Company acquired a 25% working interest (effective January 1, 1998) in the Greenwood Gas Field located in Parker County, Texas for 14,150,000 shares of the Company's common stock. The Greenwood Gas Field is a developmental, multipay, Strawn Sand Field, located about 35 miles due west of Fort Worth. This 1100 acre field in the Fort Worth basin is in its early state of development, although there has been prolific production on it, and around it, since the 1960's. These particular leases were drilled initially to find production in the conglomerates. This proved unsuccessful, but a 2,800 foot Strawn Sand was discovered to be very successful in two wells on Greenwood leases. One well produced 310,000 MCFG, while the other one produced 244,000 MCFG in six years and they were both plugged while still producing, due to low gas prices in 1972.

The Greenwood Field was reactivated in 1984 to produce the left over gas from the 2,800 foot sand while gas prices were high. Then it was discovered that other shallower Strawn Sands also were very commercially productive. These wells are drilled on 40 to 80 acre spacing and each producing well in this field averages between 300,000 MCFG to 1BCF, only drilling to a depth of 3,000 feet. The known productive zones are located at 2,800 feet, 2,100 feet and 1,850 feet on the leases within the Greenwood Gas Field. Other potentially productive zones are also known in the area ranging from 500 feet to 1,600 feet.

There are currently 5 gas wells on the leases in which the Company owns a 25% working interest. Gas revenues from these wells for the Company's working interest is expected to be $50,000 for 1998 and could exceed $125,000 depending on the success of reworking certain wells by attempting to complete in an unproduced sand.

Item 4.  Change in Registrant's Certifying Accountant.

The previous auditor, A. Leon Prior, of Wichita, Kansas, audited the year ended December 31, 1984. Subsequently, under the new 1997 management, Robert Early & Company, P.C. was engaged to audit the 1995 and 1996 years.

There are no disagreements between the Company and its auditor, Robert Early & Company P.C. of Abilene, Texas, regarding accounting and/or financial disclosure.

Item 6.  Resignations of Registrant's Directors.

The business of the Company was primarily carried on by Arthur Sykes, President, during the dormant years. The directors, Jereta Sykes and Debra Vaughan, devoted such time as was necessary to carry on the Company's business. Arthur Sykes, Jr., Jereta Sykes and Debra Vaughan each resigned as a director of the Company on December 22, 1997.

The new directors of the Company effective December 22, 1997 are as follows:

    Name                    Age         Position

Harold 'Hayseed' Stephens*  59          President, Chief Executive
                                        Officer and Director
Mary Gene Stephens*         58          Secretary & Treasurer
Ivan Webb                   46          Director
Richard H. Fessler          52          Director

*Harold 'Hayseed' Stephens and Mary Gene Stephens are husband and wife. There are no other family relationships between the directors and officers.

The following are resumes' on the new directors of the Company.

Harold 'Hayseed' Stephens, President & Director, graduated from Hardin Simmons University in 1961 with a BS degree. Mr. Stephens founded Hayseed Stephens Oil & Gas Inc. in 1983 for domestic oil and gas operations primarily in Texas and Oklahoma. He also founded Ness Energy International for international operations focusing on Israel for oil and gas concessions. In 1984 - 1985 Stephens partnered with three Israeli companies in a 50 million dollar drilling consortium that leased 400,000 acres.

Mary Gene Stephens, Secretary & Treasurer, has been involved in office administration and day to day bookkeeping and correspondence for Hayseed Stephens Oil & Gas Inc. and Ness International Energy Inc. for the past 15 years. Mrs. Stephens has also been involved in preparing drilling proposals and Joint Venture billing and income distribution.

Ivan W. Webb, Chief Financial Officer and Director, received his Bachelor of Business Degree in Business Administration from Tarleton State University (Texas A&M Branch) in 1978. He was instrumental in the preparation of four domestic oil and gas public stock offerings. Mr. Webb has been involved in the negotiations for the acquisition of more than 200 producing oil and gas properties within the United States during his career. He has international experience through negotiating with governments for oil and gas concessions in Australia and gold and diamond leases in Guyana, South America. He is currently President of Black Giant Oil Company, a public company also listed on the Electronic Bulletin Board.

Richard H. Fessler, Director, graduated from Northrop University in 1966 and is President, owner and co-founder (1969) of Hallmark Aero-Tech, Hallmark Institutes and Hallmark Jet Center. He served as Commissioner for six years for Accrediting Commission of Career Colleges and Technical Schools of Washington, D.C., and was founding chairman of the Texas Association of Private Schools (TAPS) Scholarship program which has raised over $8,000,000 in scholarships for Texas students.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 12, 1998              /s/Ivan Webb
                                    Ivan Webb, Chief Financial Officer